Calculation of Filing Fee Tables
S-3
BXP, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities of BXP, Inc.	457(r)				0.0001381
Fees to be Paid	2	Equity	Common stock, par value $0.01 per share, of BXP, Inc.	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred stock, par value $0.01 per share, of BXP, Inc.	457(r)				0.0001381
Fees to be Paid	4	Other	Stock Purchase Contracts of BXP, Inc.	457(r)				0.0001381
Fees to be Paid	5	Equity	Depositary shares of BXP, Inc.	457(r)				0.0001381
Fees to be Paid	6	Other	Warrants of BXP, Inc.	457(r)				0.0001381
Fees to be Paid	7	Debt	Guarantees by BXP, Inc. of Debt Securities of Boston Properties Limited Partnership	457(r)				0.0001381
Fees to be Paid	8	Debt	Debt Securities of Boston Properties Limited Partnership	457(r)				0.0001381
Fees to be Paid	9	Debt	Guarantees by Boston Properties Limited Partnership of Debt Securities of BXP, Inc.	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	10	Equity	Common stock, par value $0.01 per share	415(a)(6)	152,905		$ 7,644,986.25			S-3	333-272012	05/17/2023	$ 442.75
Carry Forward Securities		Other	Unallocated (Universal) Shelf	415(a)(6)						S-3	333-272012	05/17/2023
Carry Forward Securities	11	Unallocated (Universal) Shelf		415(a)(6)			$ 399,929,920.00			S-3	333-272012	05/17/2023	$ 50,671.12
Carry Forward Securities	12	Equity	Common stock, par value $0.01 per share	415(a)(6)			$ 200,070,080.00			S-3	333-272012	05/17/2023	$ 25,770.00
			Total Offering Amounts:				$ 607,644,986.25		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) See note (2). Debt securities issued by BXP, Inc. ("BXP") may be accompanied by guarantees to be issued by Boston Properties Limited Partnership ("BPLP"). Debt securities issued by BPLP may be accompanied by guarantees to be issued by BXP. Debt securities are issuable in series as senior debt securities or subordinated debt securities which may be convertible into or exchangeable for common stock or preferred stock of BXP.

[2]	(2) (a) The amount to be registered pursuant to this Registration Statement consists of an unspecified amount of the securities of each identified class as may from time to time be offered at indeterminate prices. As discussed below, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement includes a total of $600,000,000 of unsold securities and 152,905 shares of BXP common stock that had been previously registered and for which the registration fee had been previously paid. (2) (b) In accordance with Rules 456(b) and 457(r) under the Securities Act, except with respect to the unsold securities that had been previously registered, the Registrants are deferring payment of all of the registration fee.

[3]	(3) See note (2).

[4]	(4) See note (2).

[5]	(5) See note (2). To be represented by depositary receipts representing an interest in all or a specified portion of a share of preferred stock. Each depositary share will be issued under a deposit agreement.

[6]	(6) See note (2).

[7]	(7) See note (2). Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.

[8]	(8) See notes (1) and (2).

[9]	(9) See note (2). Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.

[10]	(10) (a) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities consisting of (i) 152,905 shares of BXP common stock that had been previously registered pursuant to the combined registration statement of BXP and BPLP on Form S-3 filed on May 17, 2023 (Registration No. 333-272012) (the "2023 Combined Shelf") and (ii) $600,000,000 of unsold common stock, preferred stock, depositary shares, warrants and preferred stock purchase rights of BXP that had been previously registered pursuant to the 2023 Combined Shelf. (10) (b) The securities registered pursuant to the 2023 Combined Shelf included 152,905 shares of unsold common stock originally registered on BXP's registration statement on Form S-3 filed on November 12, 2008 (Registration No. 333-155309) (the "2008 BXP Registration Statement") relating to prospectus supplements filed pursuant to Rule 424(b)(2) on April 1, 2011 and May 12, 2009. The registration fees with respect to such securities, totaling $442.75, were previously paid in connection with the filing of the prospectus supplements relating to such securities and will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offerings of the unsold securities registered under the 2023 Combined Shelf will be deemed terminated as of the date of effectiveness of this Registration Statement. The securities originally registered under the 2008 BXP Registration Statement were carried forward pursuant to Rule 415(a)(6) from the 2008 BXP Registration Statement to the combined registration statement of BXP and BPLP on Form S-3 filed on August 9, 2011 (Registration No. 333-176157) (the "2011 Combined Shelf"), the combined registration statement of BXP and BPLP on Form S-3 filed on June 3, 2014 (Registration No. 333-196491) (the "2014 Combined Shelf"), the combined registration statement of BXP and BPLP on Form S-3 filed on June 2, 2017 (Registration No. 333-218460) (the "2017 Combined Shelf"), the combined registration statement of BXP and BPLP on Form S-3 filed on May 22, 2020 (Registration No. 333-238607) (the "2020 Combined Shelf") and the 2023 Combined Shelf.

[11]	(11) (a) See note (10)(a). (11) (b) The securities registered pursuant to the 2023 Combined Shelf included (i) $399,929,920 of unsold common stock, preferred stock, depositary shares, warrants and preferred stock purchase rights originally registered on BXP's registration statement on Form S-3 filed on June 17, 2004 (Registration No. 333-116556) (the "2004 BXP Registration Statement") and (ii) an additional $200,070,080 of shares of BXP common stock relating to a prospectus supplement filed pursuant to Rule 424(b)(5) on June 3, 2014 with respect to the 2014 Combined Shelf. In connection with the registration of such unsold securities on the 2004 BXP Registration Statement and the 2014 Combined Shelf, BXP paid registration fees of $50,671.12 and $25,770, respectively, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offerings of the unsold securities registered under the 2023 Combined Shelf will be deemed terminated as of the date of effectiveness of this Registration Statement. The securities originally registered under the 2004 BXP Registration Statement were carried forward pursuant to Rule 415(a)(6) from the 2004 BXP Registration Statement to the 2008 BXP Registration Statement, the 2011 Combined Shelf, the 2014 Combined Shelf, the 2017 Combined Shelf, the 2020 Combined Shelf and the 2023 Combined Shelf. The securities originally registered under the 2014 Combined Shelf were carried forward pursuant to Rule 415(a)(6) from the 2014 Combined Shelf to the 2017 Combined Shelf, the 2020 Combined Shelf and the 2023 Combined Shelf.

[12]	(12) See notes (10)(a) and (11)(b).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A